                                                                    EXHIBIT 24.2

                             HUDDLESTON & CO., INC.
                       PETROLEUM AND GEOLOGICAL ENGINEERS
                             1111 FANNIN-SUITE 1700
                              HOUSTON, TEXAS 77002

                                 --------------

                                 (713) 658-0248

                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER


                                December 28, 1995

Fortune Petroleum Corporation
30101 Agoura Court, Suite 110
Agoura Hills, California 91301

Dear Sirs:


We hereby consent to the filing of this consent as an exhibit to the Pre-effective Amendment #3 to the Registration Statement on Form SB-2 of Fortune Petroleum Corporation to be filed with the Securities and Exchange Commission on or about December 29, 1995, to the use of our name therein, and to the inclusions of or reference to our reports of estimated future reserves and revenues effective December 31, 1993, and December 31, 1994.

HUDDLESTON & CO., INC.



/s/ Peter D. Huddleston
----------------------------
Peter D. Huddleston, P.E.